Exhibit 99.1

Contacts: George E. McHenry (512) 777-3800
Russell G. Allen
(512) 777-3800

Hanger Files Form 10-K for Year Ended December 31, 2012

•                  Reports Diluted EPS of $1.83 for 2012, $0.01 Below Previously Announced Preliminary Results

•                  Adjusts Work-in-Process Inventory Related Accounting Practices

•                  Will Amend First Quarter 2012 Interim Financial Statements

•                  Reaffirms Financial Guidance for 2013

Austin, Texas, March 18, 2013 — Hanger, Inc. (NYSE:HGR) announced that it has filed its Annual Report on Form 10-K for the year ended December 31, 2012.  For 2012, the Company reported earnings of $1.83 per diluted share, which is $0.01 per share below preliminary results announced on February 13, 2013.

The revisions to the previously announced earnings resulted from a correction to the manner in which the Company values work-in-process (WIP) inventory. The result of this correction in calculating WIP led to the need to restate the Company’s first quarter 2012 financial results and revise its previously announced preliminary fourth quarter 2012 financial results, resulting in a $0.03 increase in earnings per diluted share for the first quarter of 2012 and a decrease of $0.04 per diluted share for the fourth quarter of 2012 (compared to the amount previously disclosed). The correction had no impact on the second and third quarters of 2012. Similarly, the Company will revise fourth quarter 2011, resulting in a $0.03 decline in earnings per diluted share, whereas first quarter 2011 earnings will increase by $0.02 per share.  The Company intends to amend its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 to reflect the restatement of these first quarter financial statements.  The Company expects that this correction in the calculation of its WIP will affect future quarterly earnings calculations in a manner similar to the revisions to the first and fourth quarters of 2012, although the impact on annual financial results is expected to be immaterial.  As a result, the Company reaffirmed its financial guidance for 2013 as previously disclosed on February 13, 2013, which included guidance on adjusted earnings per diluted share of between $2.02 and $2.09.

About Hanger, Inc. — Built on the legacy of James Edward Hanger, the first amputee of the American Civil War, Hanger, Inc. (NYSE: HGR) delivers orthotic and prosthetic (O&P) patient care, distributes O&P devices and components, and provides therapeutic solutions to the broader post-acute market.  Through its Hanger Clinic business, Hanger is the largest owner and operator of O&P patient care clinics with in excess of 740 locations nationwide.  Through its subsidiary Southern Prosthetic Supply, Inc. (SPS), Hanger distributes branded and private label O&P devices, products, and components in the United States. The Company provides therapeutic solutions through its Innovative Neurotronics and Accelerated Care Plus businesses.  Steeped in over 150 years of clinical excellence and innovation, Hanger’s vision is to be the partner of choice for products and services that enhance human physical capability.  For more information on Hanger, visit www.hanger.com and follow us at www.Facebook.com/HangerNews, www.Twitter.com/HangerNews, and www.YouTube.com/HangerNews.

This document contains forward-looking statements relating to the Company’s results of operations.  The United States Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  Statements relating to future results of operations in this document reflect the current views of management.  However, various risks, uncertainties and contingencies could cause actual results or performance to differ materially from those expressed in, or implied by, these statements, including the timing of filing of, and the outcome of the Company’s work in connection with completing, certain financial statements, the Company’s ability to enter into and derive benefits from managed care contracts, the demand for the Company’s orthotic and prosthetic services and products and the other factors identified in the Company’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934.  The Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.